Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-145845

January 29, 2009

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iPath® Exchange Traded Notes (ETNs)

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About iPath ETNs	Product Information	Investor Materials	Education Center

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Commodities [Flyouts] Broad [Flyouts]

iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

iPath® S&P GSCI™ Total Return Index ETN (GSP)

Sector

[Flyouts]

iPath® Dow Jones-AIG Energy Total Return Sub-IndexSM ETN (JJE)

iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN (JJA)

iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN (JJG)

iPath® Dow Jones-AIG Softs Total Return Sub-IndexSM ETN (JJS)

iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN (JJM)

iPath® Dow Jones-AIG Precious Metals Total Return Sub-IndexSM ETN (JJP)

iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN (COW)

Single Commodities

[Flyouts]

Energy

iPath® Dow Jones-AIG Natural Gas Total Return Sub-IndexSM ETN (GAZ)

iPath® S&P GSCI™ Crude Oil Total Return Index ETN (OIL)

Softs

iPath® Dow Jones-AIG Cocoa Total Return Sub-IndexSM ETN (NIB)

iPath® Dow Jones-AIG Sugar Total Return Sub-IndexSM ETN (SGG)

iPath® Dow Jones-AIG Coffee Total Return Sub-IndexSM ETN (JO)

iPath® Dow Jones-AIG Cotton Total Return Sub-IndexSM ETN (BAL)

Industrial Metals

iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN (JJC)

iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN (JJN)

iPath® Dow Jones-AIG Aluminum Total Return Sub-IndexSM ETN (JJU)

iPath® Dow Jones-AIG Lead Total Return Sub-IndexSM ETN (LD)

iPath® Dow Jones-AIG Tin Total Return Sub-IndexSM ETN (JJT)

Precious Metals

iPath® Dow Jones-AIG Platinum Total Return Sub-IndexSM ETN (PGM)

Currencies

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iPath® EUR/USD Exchange Rate ETN (ERO)

iPath® GBP/USD Exchange Rate ETN (GBB)

iPath® JPY/USD Exchange Rate ETN (JYN)

iPath® Optimized Currency Carry ETN (ICI)

Emerging Markets

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iPath® MSCI India IndexSM ETN (INP)

Strategies

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iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

iPath® Optimized Currency Carry ETN (ICI)

Alternatives

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iPath® Global Carbon ETN (GRN)

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

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IPATH ETNS OFFER

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THE CASE FOR COMMODITIES

View the PowerPoint presentation covering the rationale for including an allocation to commodities in a diversified portfolio.

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DON’T LET A GOOD IDEA GET AWAY

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An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

Barclays Global Investors Fund Distribution Company, an affiliate of Barclays Global Investors, N.A. (“BGINA”), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. (“BCI”) are affiliates of Barclays Bank PLC.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

BGINA and its affiliates, and BCI and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at- or slightly out-of-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries.

Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return Index SM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Intelligent Carry IndexTM is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index, and the market value of the securities, will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total ReturnTM is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

“Dow Jones®”, “AIG®”, “Dow Jones-AIG Commodity IndexSM”, “DJ-AIGCISM”, “Dow Jones-AIG Commodity Index Total ReturnSM ”, “Dow Jones-AIG Agriculture Total Return Sub-IndexSM”, “Dow Jones-AIG Aluminum Total Return Sub-IndexSM”, “Dow Jones-AIG Cocoa Total Return Sub-IndexSM”, “Dow Jones-AIG Coffee Total Return Sub-IndexSM”, “Dow Jones-AIG Copper Total Return Sub-IndexSM”, “Dow Jones-AIG Cotton Total Return Sub-IndexSM”, “Dow Jones-AIG Energy Total Return Sub-IndexSM”, “Dow Jones-AIG Grains Total Return Sub-IndexSM”, “Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM”, “Dow Jones-AIG Lead Total Return Sub-IndexSM”, “Dow Jones-AIG Livestock Total Return Sub-IndexSM”, “Dow Jones-AIG Natural Gas Total Return Sub-IndexSM”, “Dow Jones-AIG Nickel Total Return Sub-IndexSM”, “Dow Jones-AIG Platinum Total Return Sub-IndexSM”, “Dow Jones-AIG Precious Metals Total Return Sub-IndexSM”, “Dow Jones-AIG Softs Total Return Sub-IndexSM”, “Dow Jones-AIG Sugar Total Return Sub-IndexSM” and “Dow Jones-AIG Tin Total Return Sub-IndexSM” are registered trademarks or servicemarks of Dow Jones & Company, Inc. (“Dow Jones”), and American International Group, Inc. (“AIG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC for the Securities. The Securities based on the Dow Jones–AIG Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp. (“AIG-FP”), AIG, or any of their respective subsidiaries or affiliates and none of Dow Jones, AIG-FP, AIG, or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such Securities.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“Standard & Poor’s®,” “S&P®,” “GSCI®,” “S&P GSCI™,” “S&P GSCI™ Index,” “S&P GSCI™ Total Return Index,” “S&P GSCI™ Crude Oil Total Return Index” and “S&P GSCI™ Commodity Index” are trademarks or service marks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC in connection with the Securities. The S&P GSCI™ Index, the S&P GSCI™ Total Return Index, the S&P GSCI™ Crude Oil Total Return Index, and S&P GSCI™ Commodity Index are not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. or any of its affiliates (“Standard & Poor’s”).Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ Index or any of its subindexes to track general commodity market performance.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500,” and “500” are trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s or CBOE and Standard & Poor’s and CBOE make no representation regarding the advisability of investing in the Securities.

“Barclays Intelligent Carry IndexTM” and the “USD Intelligent Carry IndexTM” are trademarks of Barclays Bank PLC and have been licensed for use by Barclays Capital in connection with the calculation of the Index.

“Barclays Capital Global Carbon IndexTM” and “Barclays Capital Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC and have been licensed for use by Barclays Capital in connection with the calculation of the Index.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s or CBOE and Standard & Poor’s and CBOE make no representation regarding the advisability of investing in the Securities.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2009 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

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PRODUCT INFORMATION

Barclays Bank PLC

iPath ETNs can be bought or sold anytime during market hours.

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Product Name	Ticker	Yearly Fee (%)	Category	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	Strategies	AMEX	05/28/37
iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN	JJA	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN	DJP	0.75	Commodities	NYSE Arca	06/12/36
iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN	JJC	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Energy Total Return Sub-IndexSM ETN	JJE	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN	JJG	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN	JJM	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN	COW	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Natural Gas Total Return Sub-IndexSM ETN	GAZ	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN	JJN	0.75	Commodities	NYSE Arca	10/22/37
iPath® EUR/USD Exchange Rate ETN	ERO	0.40	Currencies	NYSE Arca	05/14/37
iPath® GBP/USD Exchange Rate ETN	GBB	0.40	Currencies	NYSE Arca	05/14/37
iPath® JPY/USD Exchange Rate ETN	JYN	0.40	Currencies	NYSE Arca	05/14/37
iPath® MSCI India IndexSM ETN	INP	0.89	Emerging Markets	NYSE Arca	12/18/36
iPath® S&P GSCITM Crude Oil Total Return Index ETN	OIL	0.75	Commodities	NYSE Arca	08/14/36
iPath® S&P GSCITM Total Return Index ETN	GSP	0.75	Commodities	NYSE Arca	06/12/36
iPath® Optimized Currency Carry ETN	ICI	0.65	Strategies	NYSE Arca	1/28/38
iPath® Dow Jones-AIG Softs Total Return Sub-IndexSM ETN	JJS	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Precious Metals Total Return Sub-IndexSM ETN	JJP	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Cocoa Total Return Sub-IndexSM ETN	NIB	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Coffee Total Return Sub-IndexSM ETN	JO	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Cotton Total Return Sub-IndexSM ETN	BAL	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Sugar Total Return Sub-IndexSM ETN	SGG	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Aluminum Total Return Sub-IndexSM ETN	JJU	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Lead Total Return Sub-IndexSM ETN	LD	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Tin Total Return Sub-IndexSM ETN	JJT	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Platinum Total Return Sub-IndexSM ETN	PGM	0.75	Commodities	NYSE Arca	06/24/38
iPath® Global Carbon ETN	GRN	0.75	Alternatives	NYSE Arca	06/24/38
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89	Alternatives	NYSE Arca	01/30/19
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89	Alternatives	NYSE Arca	01/30/19

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2009 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

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URL	http://www.ipathetn.com/investor_materials.jsp

[Header]

INVESTOR MATERIALS

Make more informed decisions about iPath ETNs. Our prospectuses cover pricing, product descriptions, investment risks, distribution plans and much more.

Prospectus [Flyouts]

iPath Commodity ETNs

•	iPath® Dow Jones-AIG Commodity Index Total Return SM ETN (DJP)

•	iPath® S&P GSCI™ Total Return Index ETN (GSP)

•	iPath® S&P GSCI™ Crude Oil Total Return Index ETN (OIL)

iPath Currency ETNs

•	iPath® EUR/USD Exchange Rate ETN (ERO)

•	iPath® GBP/USD Exchange Rate ETN (GBB)

•	iPath® JPY/USD Exchange Rate ETN (JYN)

•	iPath® Optimized Currency Carry ETN (ICI)

iPath Emerging Market ETNs

•	iPath® MSCI India IndexSM ETN (INP)

iPath Strategies ETNs

•	iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

•	iPath® Optimized Currency Carry ETN (ICI)

iPath Alternatives ETNs

•	iPath® Global Carbon ETN (GRN)

•	iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

•	iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

Fact Sheet [Flyouts]

iPath Commodity ETNs

Broad

•	iPath® Dow Jones-AIG Commodity Index Total Return SM ETN (DJP)

•	iPath® S&P GSCI™ Total Return Index ETN (GSP)

Sector

•	iPath® Dow Jones-AIG Energy Total Return Sub-Index SM ETN (JJE)

•	iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN (JJA)

•	iPath® Dow Jones-AIG Grains Total Return Sub-Index SM ETN (JJG)

•	iPath® Dow Jones-AIG Softs Total Return Sub-Index SM ETN (JJS)

•	iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN (JJM)

•	iPath® Dow Jones-AIG Precious Metals Total Return Sub-IndexSM ETN (JJP)

•	iPath® Dow Jones-AIG Livestock Total Return Sub-Index SM ETN (COW)

Single Commodities

Energy

•	iPath® Dow Jones-AIG Natural Gas Total Return Sub-IndexSM ETN (GAZ)

•	iPath® S&P GSCI™ Crude Oil Total Return Index ETN (OIL)

Softs

•	iPath® Dow Jones-AIG Cocoa Total Return Sub-Index SM ETN (NIB)

•	iPath® Dow Jones-AIG Coffee Total Return Sub-Index SM ETN (JO)

•	iPath® Dow Jones-AIG Cotton Total Return Sub-Index SM ETN (BAL)

•	iPath® Dow Jones-AIG Sugar Total Return Sub-Index SM ETN (SGG)

Industrial Metals

•	iPath® Dow Jones-AIG Aluminum Total Return Sub-Index SM ETN (JJU)

•	iPath® Dow Jones-AIG Copper Total Return Sub-Index SM ETN (JJC)

•	iPath® Dow Jones-AIG Lead Total Return Sub-IndexSM ETN (LD)

•	iPath® Dow Jones-AIG Nickel Total Return Sub-Index SM ETN (JJN)

•	iPath® Dow Jones-AIG Tin Total Return Sub-IndexSM ETN (JJT)

Precious Metals

•	iPath® Dow Jones-AIG Platinum Total Return Sub-Index SM ETN (PGM)

iPath Currency ETNs

•	iPath® EUR/USD Exchange Rate ETN (ERO)

•	iPath® GBP/USD Exchange Rate ETN (GBB)

•	iPath® JPY/USD Exchange Rate ETN (JYN)

•	iPath® Optimized Currency Carry ETN (ICI)

iPath Emerging Market ETNs

•	iPath® MSCI India IndexSM ETN (INP)

iPath Strategies ETNs

•	iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

•	iPath® Optimized Currency Carry ETN (ICI)

iPath Alternatives ETNs

•	iPath® Global Carbon ETN (GRN)

•	iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

•	iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

Category Basics [Flyouts]

Commodities

•	Using Commodities to Diversify

•	Basics of Commodities

•	Periodic Returns Table

Currencies

•	Basics of Currencies

•	ICI Product Strategy Brief

Emerging Markets

•	Basics of India

•	Case for India

Strategies

•	ICI Product Strategy Brief

Alternatives

•	Basics of Carbon Emissions

•	Barclays Capital Global Carbon Index Guide

ETN Information [Flyouts]

Frequently Asked Questions

iPath Product List

iPath Trading Strategy Report

iPath Tax FAQs

iPath Splits and Reverse Splits FAQs

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2009 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE	iPath® S&P 500 VIX Short-Term Futures™ ETN
TAB	Overview
URL	http://www.ipathetn.com/VXX-overview.jsp

[Header Graphic]

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

The S&P 500 VIX Short-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Short-Term Futures™ Index TR offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The index futures roll continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Short-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

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Prospectus

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iPath Splits and Reverse Splits FAQs

➢ Indicative Value Information

Product Data (As of 01/30/2009)

Daily Indicative Value†	N/A
Shares Outstanding	N/A
Market Capitalization*	N/A

*	Market Capitalization = Daily Indicative Value × Shares Outstanding
†	Source: Barclays Bank PLC. The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Market Data (As of 01/30/2009)

Closing Price	N/A	High	N/A
Net Change	N/A	Low	N/A
% Change	N/A	Volume	N/A
		20-Day Volume Average	N/A

Profile

Primary Exchange	NYSE Arca	Bloomberg Index Ticker	SPVXSTR
Ticker	VXX	CUSIP	06740C527
Intraday Indicative Value Ticker	VXX.IV	Inception Date	01/29/2009
Bloomberg ETN Keystroke	VXX<EQUITY><GO>	Maturity Date	01/30/2019
Yearly Fee	0.89%¹

Returns (As of 12/31/2008)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
Index	-17.56%	109.14%	157.89%	126.49%	126.49%	16.74%	N/A	N/A	N/A
iPath Indicative Value Return	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Index returns prior to 1/22/09 are hypothetical and are an illustration of how the index would have performed based on current methodology. This data does not reflect actual performance of the index

Market Price Returns (As of 12/31/2008)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Source: BGI. Period ending 12/08.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations (As of 12/31/2008)

S&P 500® Index	1.00
CBOE Volatility Index®	-0.71
S&P 500 VIX Short-Term Futures™ Index TR	-0.86
S&P 500 VIX Mid-Term Futures™ Index TR	-0.79

Sources: S&P, BGI (12/05-12/08) based on monthly returns.

Index returns prior to 1/22/09 are hypothetical and are an illustration of how the index would have performed based on current methodology. This data does not reflect actual performance of the index

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Price Returns

Market Price Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Price Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 25,000 of the same series at one time. A redemption charge will apply.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.
[2]

Subject to requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 25,000 of the same series at one time. A redemption charge will apply.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2009 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE	iPath® S&P 500 VIX Short-Term Futures™ ETN
TAB	Contract Weights
URL	http://www.ipathetn.com/VXX-contract-weights.jsp

[Header Graphic]

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

The S&P 500 VIX Short-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Short-Term Futures™ Index TR offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The index futures roll continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Short-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(UPDATED DAILY)

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2009 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE	iPath® S&P 500 VIX Mid-Term Futures™ ETN
TAB	Overview
URL	http://www.ipathetn.com/VXZ-overview.jsp

[Header Graphic]

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

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OVERVIEW	IV/INDEX HISTORY	[Graphic] PRINT THIS PAGE

Jump to: Profile| Correlations | Returns | Terms

Prospectus

Info Sheet

iPath Splits and Reverse Splits FAQs

➢    Indicative Value Information

Product Data (As of 01/30/2009)

Daily Indicative Value†	N/A
Shares Outstanding	N/A
Market Capitalization*	N/A

*	Market Capitalization = Daily Indicative Value × Shares Outstanding
†	Source: Barclays Bank PLC. The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Market Data (As of 01/30/2009)

Closing Price	N/A	High	N/A
Net Change	N/A	Low	N/A
% Change	N/A	Volume	N/A
		20-Day Volume Average	N/A

Profile

Primary Exchange	NYSE Arca	Bloomberg Index Ticker	SPVXMTR
Ticker	VXZ	CUSIP	06740C519
Intraday Indicative Value Ticker	VXZ.IV	Inception Date	01/29/2009
Bloomberg ETN Keystroke	VXZ<EQUITY><GO>	Maturity Date	01/30/2019
Yearly Fee	0.89%¹

Returns (As of 12/31/2008)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
Index	-4.04%	59.04%	78.77%	83.92%	83.92%	32.31%	N/A	N/A	N/A
iPath Indicative Value Return	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Index returns prior to 1/22/09 are hypothetical and are an illustration of how the index would have performed based on current methodology. This data does not reflect actual performance of the index

Market Price Returns (As of 12/31/2008)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Source: BGI. Period ending 12/08.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

Correlations (As of 12/31/2008)

S&P 500® Index	1.00
CBOE Volatility Index®	-0.71
S&P 500 VIX Short-Term Futures™ Index TR	-0.86
S&P 500 VIX Mid-Term Futures™ Index TR	-0.79

Sources: S&P, BGI (12/05-12/08) based on monthly returns.

Index returns prior to 1/22/09 are hypothetical and are an illustration of how the index would have performed based on current methodology. This data does not reflect actual performance of the index

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Price Returns

Market Price Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Price Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 25,000 of the same series at one time. A redemption charge will apply.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.
[2]

Subject to requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 25,000 of the same series at one time. A redemption charge will apply.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2009 Barclays Global Investors, N.A. All rights reserved. IPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE	iPath® S&P 500 VIX Mid-Term Futures™ ETN
TAB	Contract Weights
URL	http://www.ipathetn.com/VXZ-contract-weights.jsp

[Header Graphic]

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(UPDATED DAILY)

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2009 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE	About iPath ETNs
TAB	Taxation
URL	http://www.ipathetn.com/Exchange-Traded-Notes-taxation.jsp

[Header]

ABOUT iPATH EXCHANGE TRADED NOTES

iPath Exchange Traded Notes (ETNs) are a new investment product from Barclays Bank PLC (“Barclays”) that provide investors with cost-effective exposure to asset classes that have not always been easy to access. Here are answers to questions financial professionals and individuals commonly ask about the tax treatment of the iPath ETNs currently available.

•	How are iPath ETNs treated for U.S. federal income tax purposes?

•	What makes iPath ETNs an attractive investment option?

•	Is there an IRS or court ruling that governs the U.S. tax treatment of iPath ETNs?

•	What is the ruling on the U.S. tax treatment of iPath ETNs?

•	What does it mean for iPath single currency ETN investors?

•	Do iPath single currency ETN investors need to submit a form to the IRS requesting certain tax treatment?

•	What are the benefits of investing in iPath single currency ETNs?

•	What is Barclays’ reaction to the ruling on the U.S tax treatment of iPath ETNs?

•	What is the current tax status on equity, commodity and certain alternatives ETNs?

•	What is Barclays’ position about the tax status of the equity, commodity and certain alternatives ETNs?

•	What are alternative possible treatments for iPath ETNs?

•	What is a prepaid contract?

•	iPath ETNs are issued in the form of unsecured debt securities of Barclays Bank PLC—might they also be treated as debt for tax purposes?

How are iPath ETNs treated for U.S. federal income tax purposes?

All iPath ETNs, except single currency ETNs, should be treated for all tax purposes as prepaid contracts with respect to the relevant index. If such iPath ETNs are so treated, investors should recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their cost basis in the securities. Such gain or loss should generally be capital gain or loss, except with respect to those iPath ETNs for which you agree to treat such gain or loss as ordinary, as detailed in the chart below.

The following table summarizes certain U.S. federal tax consequences that holders of iPath ETNs and Barclays agree to be subject to by purchasing an iPath ETN. These tax consequences, however, are not certain and alternative treatments are possible. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.

TYPE	TREATMENT AT MATURITY	RECOGNITION OF CURRENT INCOME	TICKERS
Commodities, Buy Write, Equity, Alternatives	Capital gains	No	DJP, GSP, JJA, JJE, JJG, JJS, JJM, JJP, COW, GAZ, OIL, NIB, JO, BAL, SGG, JJU, JJC, LD, JJN, JJT, PGM, BWV, INP, GRN, VXX, VXZ

Carry Trade	Ordinary Income	No	ICI

Single Currency	Ordinary Income	Yes	ERO, GBB, JYN

What makes iPath ETNs an attractive investment option?

Unlike mutual funds that may be required to make taxable distributions to shareholders, the iPath ETNs currently available will not make taxable distributions. This enables investors to control the timing of taxable events related to their investment in iPath ETNs. However, the IRS and U.S. Treasury are actively considering the tax treatment of instruments such as iPath ETNs, which could change.

Is there an IRS or court ruling that governs the U.S. tax treatment of iPath ETNs?

Yes, for iPath single currency ETNs only.

What is the ruling on the U.S. tax treatment of iPath ETNs?

Revenue ruling 2008-1, issued on December 7, 2007, holds that certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered or traded on an exchange—should be treated like debt for federal tax purposes. Revenue Ruling 2008-1 extends to iPath single currency Exchange Traded Notes (ETNs).

What does it mean for iPath single currency ETN investors?

This means that any interest accrued (net of fees) during the life of the note is taxable to investors, even though the interest is reinvested and not paid out until the holder sells the ETN or the note matures. It also means that a gain or loss from the sale or redemption of the notes will be ordinary and investors will not be able to elect capital gain treatment.

Do iPath single currency ETN investors need to submit a form to the IRS requesting certain tax treatment?

No, it is not necessary to elect any specific treatment since the IRS has ruled how financial instruments linked directly to the value of a foreign currency should be treated from a tax perspective. Most custodians will provide Form 1099 OID for annual tax reporting purposes.

What are the benefits of investing in iPath single currency ETNs?

Institutional and individual investors increasingly recognize that currency exposure may constitute a separate asset class to provide portfolio diversification and add potential portfolio returns. The iPath single currency ETNs provide simple, transparent and cost-effective access to three significant exchange rates.

What is Barclays’ reaction to the ruling on the U.S tax treatment of iPath ETNs?

The ruling provides investors clarity on the tax treatment of certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered, or traded on an exchange. In addition, because they make no distributions, holders benefit from daily compounding.

What is the current tax status on equity, commodity and certain alternatives ETNs?

The revenue ruling does not apply to ETNs that are linked to equities, commodities or certain alternatives. The IRS also issued notice 2008-2 asking for comments by May 13, 2008 on the appropriate tax treatment of instruments such as the equity and commodity ETNs.

What is Barclays’ position about the tax status of the equity, commodity and certain alternatives ETNs?

Barclays is aligned with the Securities Industry and Financial Markets Association (SIFMA). We believe that the tax treatment of investment products should be driven by the product’s tax attributes. Mutual funds and ETNs are taxed differently because they are fundamentally different products. Investors who buy shares in a mutual fund own the underlying securities and receive dividend income from those securities annually which is taxable. ETN investors do not own underlying securities and receive no dividends while holding the ETN.

What are alternative possible treatments for iPath ETNs?

Alternative treatments are described in the relevant pricing supplement’s description of tax issues.

What is a prepaid contract?

A prepaid contract is a financial instrument, such as a forward contract. The owner of a prepaid contract pays an initial amount in order to receive a future contingent payment based on the value of an index or other underlying benchmark at a specified time.

iPath ETNs are issued in the form of unsecured debt securities of Barclays Bank PLC—might they also be treated as debt for tax purposes?

The tax treatment of a security as debt or equity does not necessarily follow the name of the security. Where a security called a note lacks certain essential characteristics of debt—such as guaranteed repayment of principal investment or interest accrual—and has the economic characteristics of another type of investment, the applicable U.S. tax rules generally characterize the security based on its economic terms rather than the labels applied to the security for non-tax purposes.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2009 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.